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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Laserscope 1994 Stock Option Plan, the 1999 Employee Stock Purchase Plan and the 1999 Directors' Stock Option Plan of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of Laserscope included in its Annual Report (Form 10-K/A), for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP


San Jose, California
October 29, 2001